UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2020

GREENBOX POS

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8880 Rio San Diego Dr, Suite 102 San Diego, CA 92108 (Address of principal executive offices) (zip code)

(619)-631-8261 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 24, 2020, GreenBox POS (the “Company”) entered into a settlement agreement and mutual release (the “RB Settlement Agreement”) with RB Capital, Inc., (“RB Capital”), pursuant to which the Company and RB Capital agreed to settle and release all claims against each other related to a dispute concerning an investment and loans made to the Company by RB Capital (the “RB Dispute”). The dispute resulted in RB Capital initiating litigation against the Company on April 24, 2019 (subsequently amended on October 1, 2019) and the Company responding with counterclaims against RB Capital filed on October 31, 2019. The RB Settlement Agreement provides that both parties will release all claims against each other without any admissions of fault. The Company will pay RB Capital a cash sum of $250,000 paid simultaneously with the execution of the RB Settlement Agreement. The Company also agreed to issue 6,000,000 shares of the Company’s common stock to RB Capital, which shall be anti-dilutive for a period of three years from the date of the RB Settlement Agreement and shall represent no less than 3.4% of the Company’s issued and outstanding shares during that period.

The Company paid the $250,000 to RB Capital on February14, 2020 and issued the 6,000,000 shares to RB Capital on January 30, 2020.

Pursuant to the RB Settlement Agreement, RB Capital agreed to relinquish any and all claims to benefits provided by a January 2018 share purchase agreement with the Company. The RB Settlement Agreement also provides that both the Company and RB Capital agreed that a November 2018 promissory note and a March 2018 promissory note issued to RB Capital are to be considered fully repaid and/or forgiven, with no obligation owed by the Company to RB Capital with respect to these notes.

The foregoing descriptions of the RB Settlement Agreement is qualified in its entirety by reference to the RB Settlement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

Former Vendor Settlement Agreement

On February 24, 2020, in connection with the RB Dispute, the Company entered into a settlement agreement and mutual release with a former vendor (the “Settlement Agreement”). In filing its counterclaims against RB Capital on October 31, 2019, the Company included a cross-complaint against the former vendor related to the RB Dispute and the Company’s issuance of 500,000 shares of its common stock to the former vendor. Pursuant to the Settlement Agreement, the Company and the former vendor agreed to release all claims against each other, with no admissions of fault or wrongdoing by either party, and provided that the former vendor would return to the Company 441,000 of the previously issued shares and the former vendor would retain 59,000 of the previously issued shares in satisfaction of a $25,000 debt owed by the Company to the former vendor. The Settlement Agreement also provides that the former vendor will retain a $25,000 cash payment previously made to the former vendor on or around January 16, 2018. The Company issued a stock certificate representing 59,000 shares of the Company’s common stock to the former vendor on February 13, 2020 in satisfaction of its obligations under the Settlement Agreement.

Press Release

On March 9, 2020, the Company issued a press release that announced the RB Settlement Agreement and the Former Vendor Settlement Agreement.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement and Mutual Release by and between the Company and RB Capital*
99.1	Press Release, dated March 9, 2020*

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENBOX POS

Date: March 9, 2020	By:	/s/ Ben Errez
Ben Errez
Executive Vice President and Chairman